UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

4655 Salisbury Road, Suite 110, Jacksonville, FL 32256

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 342-2824

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 22, 2017, the Company held its Annual Meeting of Stockholders (the Annual Meeting) and on May 23, 2017, issued a press release announcing the final results of the Annual Meeting. The full text of the press release is filed herewith as Exhibit 99.1 hereto and incorporated herein by reference. At the Annual Meeting, stockholders considered the election of three nominees for director named in the 2017 Proxy Statement, each for a term of three years, and the ratification of the Audit Committee’s appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. For more information about the proposals, please refer to the 2017 Proxy Statement.

A breakdown of the final voting results is set forth below.

1.	The election of three nominees for director named in the 2017 Proxy Statement, each for a term of three years:

	For	Withheld	Broker non-votes
W. Eric Palmer	8,850,006	297,911	3,507,307

Jay S. Sidhu	7,724,058	1,423,859	3,507,307

John K. Stephens, Jr.	8,845,578	302,339	3,507,307

2.	The ratification of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017:

For	Against	Abstain
12,426,391	228,271	562

The final voting results above were consistent with the recommendations of the Company’s Board of Directors in the 2017 Proxy Statement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press release dated May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: May 23, 2017	By:	/s/ Tracy L. Keegan
		Name: Title:	Tracy L. Keegan Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 23, 2017